    Exhibit 99.2

Cellular Biomedicine Group Announces Positive 48-Week Clinical Data of AlloJoinTM Human Adipose-Derived Mesenchymal Progenitor Cell (haMPC) Knee Osteoarthritis (KOA) China Phase I Trial

SHANGHAI, China and CUPERTINO, Calif., Mar. 16, 2018 — Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a clinical-stage biopharmaceutical firm engaged in the development of immunotherapies for cancer and stem cell therapies for degenerative diseases, today announces 48-week clinical data from the Phase I clinical trial in China for its allogeneic adipose-derived mesenchymal progenitor cell off-the-shelf therapy AlloJoinTM for Knee Osteoarthritis (KOA). The data was presented on March 16, 2018 at the B. Riley FBR Inaugural China Healthcare Investing & Partnering Symposium (CHIPS) conference in Hangzhou, China, by Dr. ChengXiang (Chase) Dai, General Manager of the Company’s Stem Cell Business Unit.

“We are very encouraged by the latest data from our AlloJoinTM Phase I trial in China which demonstrates good safety and early efficacy for the prevention of cartilage deterioration. The recent regulatory guidelines issued by the CFDA have  set a clearer clinical and commercialization pathway for our AlloJoinTM platform.  The success of the trial thus far, targeting an addressable market of 57 million KOA patients in China, prompted us to realign our resources to better focus on the China market.  We believe developing our KOA therapies in China is a faster path to market at a fraction of the cost of conducting US trials,” said Tony (Bizuo) Liu, CEO for the Company. “In that light, we are de-prioritizing the U.S. AlloJoinTM operation and the California Institute of Regenerative Medicine (CIRM) project has been terminated, effective March 14, 2018. The two AlloJoinTM cell banks, which we have created in the U.S, will now be stored in our Maryland facility for future use. We will continue to advance in China both our stem cell and CAR-T platforms as each becomes more widely approved.”

AlloJoinTM Phase I 48-week Data Analysis
The 48-week analysis of study data of 22 patients demonstrated AlloJoinTM off-the-shelf allogeneic stem cell therapy for KOA to have good safety tolerance and early signs of efficacy in preventing cartilage deterioration. The total WOMAC scores (consisting of pain, stiffness and function scores of joints) as a primary end point showed a significant improvement at 12 weeks post AlloJoinTM cell therapy and continued improvement at 48 weeks. The secondary evaluation end point, the data of 3D spoiled gradient-recalled echo (SPGR) quantitative magnetic resonance imaging (MRI) for whole knee cartilage volume at 48 weeks showed an increased tendency when compared with that at baseline 0 weeks, and as compared with normal cartilage deterioration as a result of aging.

The presentation with detailed data can be viewed on the Company website under the Investor section.

“The analysis of this early stage clinical study has indicated a good safety and potential efficacy for an off-the-shelf allogeneic haMPC therapy, which would allow us to continue to advance clinical trials to confirm efficacy of such cell therapy in preventing cartilage deterioration. The Company believes that the opportunity for patients to prevent further knee cartilage degeneration and improve the long-term quality of life using stem cells could be preferable to undergoing drug treatment with adverse side effects or painful and invasive knee replacement surgery. If this allogeneic cell therapy, which takes less time and cost to produce as compared to autologous therapies, would be proved effective and approved for clinical use, then 57 million symptomatic KOA patients in China may have access to a more hopeful therapy, which could stop or delay cartilage deterioration and also improve joint pain, stiffness and movement function”, commented Dr. Chengxiang (Chase) Dai, General Manager, Stem Cell Business Unit of CBMG.

Common side effects were temporary local reactions including soreness and swelling at the injection site and negligible systemic reactions, except one patient that reported transient dizziness after inter-articular injection of AlloJoinTM. Two patients who underwent one dose of injections dropped out of the study as they reported their knee joints were more painful after injection. To date, no serious adverse events (SAE) related to AlloJoinTM therapy have been reported.

About the AlloJoinTM Clinical Trial
The Phase I clinical research trial for AlloJoinTM, registered at ClinicalTrials.gov under the number NCT02641860, is conducted in China at Shanghai Renji Hospital, one of the largest teaching hospitals in China, with Principal Investigator Chunde Bao, MD, Professor of Medicine, Vice Chairman of the Chinese
Rheumatology Association. The single-center study enrolled 22 patients with knee osteoarthritis (Kellgren-Lawrence Grading Scale: grade II-III) to participate in a randomized, double-blind trial with three different cell dose groups.

The primary endpoints for this trial were safety and knee-related pain, stiffness and function measured using the Western Ontario and McMaster Universities (WOMAC) osteoarthritis index questionnaire. The secondary endpoints were cartilage repair at 12 months by assessment of changes of the knee joint cartilage’s volume measured with 3D SPGR quantitative MRI, in addition to VAS, SF-36 and Whole-Organ Magnetic Resonance Imaging Score (WORMS) scores.

Of the 22 patients enrolled, 20 patients underwent two doses of intra-articular injections of AlloJoinTM at 3-week intervals. All 20 of those patients were followed up and evaluated for safety and efficacy at 4 weeks, 8 weeks, 12 weeks, 24 weeks, 36 weeks, and 48 weeks. Nineteen of the 22 patients were evaluated by third-party quantitative MRI assessment of the whole joint cartilage volume at baseline and 48 weeks. The Company has completed data management and statistics analysis via third-party statistics unit, Department of Health Statistics, Public Health College, Fudan University.

About Cellular Biomedicine Group
Cellular Biomedicine Group, Inc. (NASDAQ:CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. We conduct immuno-oncology and stem cell clinical trials in China using products from our integrated GMP laboratory. Our GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards.  Our Shanghai facility includes a ”Joint Laboratory of Cell Therapy” with GE Healthcare and a “Joint Cell Therapy Technology Innovation and Application Center” with Thermo Fisher Scientific, which partnerships focus on improving manufacturing processes for cell therapies. CBMG currently has ongoing CAR-T Phase I clinical trials in China; CARD-1 for Diffuse Large B-cell Lymphoma (DLBCL) and Non-Hodgkin Lymphoma (NHL) and CALL-1 for adult Acute Lymphoblastic Leukemia (ALL), utilizing CBMG’s proprietary and optimized CD19 construct, a Phase IIb trial in China for RejoinTM autologous Human Adipose-derived Mesenchymal Progenitor Cell (haMPC) for the treatment of Knee Osteoarthritis (KOA) as well as a Phase I trial in China for AlloJoin™ (CBMG’s “Off-the-Shelf” haMPC) for the treatment of KOA. In Q1 2018 CBMG was added to the Loncar China BioPharma index. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Forward-Looking Statements
Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include those regarding our ability to implement our plans, strategies and objectives for future operations, including our plan to configure part of our Shanghai facility with GE Healthcare’s FlexFactory platform, our ability to execute on proposed new products, services or development thereof, results of our clinical research and development, regulatory infrastructure governing cell therapy and cellular biopharmaceuticals, our ability to enter into agreements with any necessary manufacturing, marketing and/or distribution partners for purposes of commercialization, our ability to seek intellectual property rights for our product candidates, competition in the industry in which we operate, overall market conditions, any statements or assumptions underlying any of the foregoing and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 650 566-5064
sarah.kelly@cellbiomedgroup.com